NEWS RELEASE

FOR IMMEDIATE RELEASE                             Contact:     Brian Strom
April 16, 2004                                                 (916) 786-1118
                                                               President & CEO

               SureWest Implements Audit Committee Recommendations


(ROSEVILLE, CALIFORNIA) -SureWest Communications (Nasdaq: SURW) announced today that its Board of Directors has taken the following actions:

     -The Board formally approved an internal audit process, to be implemented either by the addition of new company personnel or the engagement of a qualified third-party provider, in either instance with reporting duties directly to the Chairman of the company's Audit Committee;

     -The Board initiated a search, likely to be completed within the next thirty (30) days, for an industry-respected third party to assist in the expedited review of internal controls policies and procedures documentation, including but not limited to those required by Section 404 of the Sarbanes-Oxley Act of 2002, in each instance in coordination with the company's independent auditor Ernst & Young LLP;

     -The Board ordered the immediate initiation of additional internal controls training for all affected personnel, including, if necessary, the assistance of a third-party provider for such training; and

     -The Board directed that there be a formal assessment of the skills and capabilities that reside currently in the company's corporate finance group, to identify those that require change, augmentation or expansion. The assessment will be conducted under the direction of the new chief financial officer and, if deemed appropriate, with the assistance of a third party, in continuing consultation with the Board.

SureWest had previously announced that its Audit Committee made various recommendations to the company's Board of Directors, resulting from both the corporate treasury investigation and internal controls issues that were the subject of comment by the company's independent auditors Ernst & Young LLP.

About SureWest

With 90 years in Northern California, SureWest and its family of companies represent an integrated network of highly reliable advanced communications products and services. SureWest provides digital cable TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com

Safe Harbor Statement

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in competition in markets in which the company operates, changes affecting the California economy in general and the Sacramento, California region in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation and unanticipated changes in the growth of the company's emerging businesses, including the PCS, Internet and CLEC operating entities.

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